UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2014

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter J. Lambert, Senior Vice President of Nordson Corporation (the "Company"), resigned as an executive officer of the Company, effective June 6, 2014. The Company has offered to continue Mr. Lambert’s employment through January 2015 (the "Transition Period"), during which Mr. Lambert will provide transitional support to the Company, on such terms as the Company has presented to Mr. Lambert in a letter agreement (the "Agreement"). The Agreement contains a release of claims and certain restrictive covenants, including confidentiality, non-competition, non-solicitation, and non-disparagement obligations. Mr. Lambert has been afforded the 21-day period under the Older Worker Benefit Protection Act to review the Agreement and attendant release of claims. If the Company and Mr. Lambert enter into the Agreement, and Mr. Lambert does not revoke the release of claims during the statutory seven-day revocation period following execution, the Agreement will be fully effective the day after the expiration of the revocation period.

The Company intends to file an amendment to this Form 8-K Current Report describing the material terms of the Agreement when the Agreement and attendant release is executed and the statutory seven-day revocation period following execution has expired.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

June 12, 2014	By:	Gregory A. Thaxton

Name: Gregory A. Thaxton
Title: Senior Vice President, Chief Financial Officer